          As filed with the Securities and Exchange Commission on June 30, 1998

                                                      REGISTRATION NO. 33-45356
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549
                      ------------------------------------
                          POST-EFFECTIVE AMENDMENT NO. 1 TO

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                      ------------------------------------

                            THE CHARLES SCHWAB CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

                                      DELAWARE
           (State or Other Jurisdiction of Incorporation or Organization)

                                     94-3025021
                        (I.R.S. Employer Identification No.)

                               101 MONTGOMERY STREET
                              SAN FRANCISCO, CA  94104
                                   (415) 627-7000
                 (Address of Principal Executive Offices) (Zip Code)

                     EXECUTIVE OFFICER STOCK OPTION PLAN (1987)
                              (Full Title of the Plan)

                                CHRISTOPHER V. DODDS
                   SENIOR VICE PRESIDENT AND CORPORATE CONTROLLER
                               101 MONTGOMERY STREET
                              SAN FRANCISCO, CA  94104
                      (Name and Address of Agent for Service)

                                   (415) 627-7000
                      (Telephone Number of Agent for Service)


                                      Copy to:

                               SCOTT P. SPECTOR, ESQ.
                                 FENWICK & WEST LLP
                                TWO PALO ALTO SQUARE
                                PALO ALTO, CA  94306
                                   (650) 494-0600
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY STATEMENT

     On January 29, 1992, The Charles Schwab Corporation (the "Company") filed this Registration Statement on Form S-8 (File No. 33-45356) ("Registration No. 33-45356"), which registered 2,436,750 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, as adjusted for subsequent stock splits, issuable upon exercise of stock options granted or grantable under the Company's Executive Officer Stock Option Plan (1987). On February 27, 1998, the Company filed a Registration Statement on Form S-3 (File No. 333-47107), registering 35,995,806 shares of Common Stock and transferring thereto the registration fee paid with respect to 225,800 shares of Common Stock that were previously registered under Registration No. 33-45356 but remained unsold.

     The Company hereby deregisters the 225,800 unsold shares of Common Stock previously registered under Registration No. 33-45356. Upon effectiveness hereof, no shares of Common Stock remain registered and unsold under Registration No. 33-45356.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 30th day of June 1998.

                                             THE CHARLES SCHWAB CORPORATION

                                             By:  /s/ Steven L. Scheid
                                                  --------------------
                                                      Steven L. Scheid,
                                             Executive Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 1998.


               SIGNATURE                                TITLE
      ----------------------          ----------------------------------------
      /s/ Charles R. Schwab           Chairman, Co-Chief Executive Officer and
-----------------------------------   Director (principal executive officer)
          Charles R. Schwab

      /s/ David S. Pottruck           President, Co-Chief Executive Officer,
-----------------------------------   Chief Operating Officer and Director
          David S. Pottruck

      /s/ Steven L. Scheid            Executive Vice President and Chief
-----------------------------------   Financial Officer (principal financial
          Steven L. Scheid            and accounting officer)

                                      Director
-----------------------------------
          Nancy H. Bechtle

      /s/ C. Preston Butcher          Director
-----------------------------------
          C. Preston Butcher*

      /s/ Donald G. Fisher            Director
-----------------------------------
          Donald G. Fisher*

                                      Director
-----------------------------------
          Anthony M. Frank

                                      Director
-----------------------------------
          Frank C. Herringer

      /s/ Stephen T. McLin            Director
-----------------------------------
          Stephen T. McLin*


               SIGNATURE                                TITLE
      ----------------------          ----------------------------------------
                                      Director
-----------------------------------
          George P. Shultz

      /s/ Roger O. Walther            Director
-----------------------------------
          Roger O. Walther*

 *By  /s/ Charles R. Schwab
    -------------------------------
          Charles R. Schwab
          Attorney-in-Fact
